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                                                                    EXHIBIT 99.1

                          CAPITAL GROWTH SYSTEMS, INC.
           50 EAST COMMERCE DRIVE, SUITE A, SCHAUMBURG, ILLINOIS 60173
                TELEPHONE: 630-872-5800 - FACSIMILE: 630-872-5801

                                November 12, 2004

Dear Shareholder:

      The first ten months of 2004 have been both challenging and rewarding. During this period, there have been some difficult but important decisions made that are now producing solid results for Capital Growth System, Inc. shareholders.

      In early July, the Board of Directors was increasingly aware it had to make some key strategic and economic decisions. At this point in the year, the existing sales and marketing plan being implemented by the executive management team was not producing the results to meet our financial expectations with respect to our Nexvu subsidiary. The Board of Directors decided to pursue a strategic acquisition that would not only give the company immediate substantial revenue, but a significant customer base as well. The targeted company also provided a technological infrastructure that would allow the Company to build a Remote Managed Services offering for the Nexvu Analyzer product. As a result, in July of this year, the Board of Directors made the conscious decision to acquire Frontrunner Network Systems Corp. (www.frontrunnernetworks.com), knowing that the acquisition would delay the company's public registration. We believe it was the right decision at the right time and are now more convinced than ever that it is a key asset to creating increased value for our shareholders.

      The Frontrunner acquisition provided us with immediate annual revenue of approximately $12 million, a customer base of over 1,000 companies along with an installed, fully functional Network Operating Center ("NOC") that will enable us to extend the current Nexvu product offering with a set of Remote Network and Application Performance Monitoring services.

      In early August, the Board of Directors made an economic decision in response to the lack of sales results being realized by the Nexvu executive management team. We decided that the capital investment and related return on investment for having a world class, but high priced sales team, was not prudent given the sales results at the time. The Board of Directors determined we were better served both strategically and financially with a scaled down sales force with an extremely focused approach, versus a high-priced, full-scale national sales assault. As a result of the change in the sales strategy, Scott Allen, and substantially all of the sales team are no longer with the Company.

      In September, we closed on the acquisition of Frontrunner (see business updates of Nexvu and Frontrunner below).

CAPITAL GROWTH SYSTEM INC. UPDATE; PUBLICLY REPORTING HOLDING COMPANY

      With the acquisition of Frontrunner and the curtailment of the executive management team, we have constituted a new Board of Directors and senior management team.

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BOARD OF DIRECTORS

      The Board of Directors consists of Bob Geras, Doug Stukel, Lee Wiskowski, Phil Kenny and David Beamish.

      Philip Kenny. Philip Kenny is an owner and partner in Kenny Industries, which serves as a holding company for the Kenny family interests in Kenny Construction, Seven K Construction, Northgate Investments, Casino Queen, and Clinton Industries. Mr. Kenny serves as President in two entities of the holding company, Seven K Construction and Northgate Investments.

      Kenny Construction Company is a 76 year old construction company that is based in Chicago, Illinois. It currently is working on projects in six major cities in the United States. It has been involved in some of Chicago's greatest landmarks and projects, including the recent six hundred million dollar renovation of Soldier Field. The company also serves as Construction Manager for the one billion dollar expansion at Midway Airport, the Chicago Transit Authority's Blue/Orange/and Brown line, and Millennium Park.

      Northgate Investment is the primary investment vehicle for the companies. It is involved in ownership, development of numerous building and real estate projects in Cook, Lake and Will County. Northgate also has various interests in other companies from manufacturing to entertainment properties. Mr. Kenny serves on the Executive Committee of Sports Publishing, a Champaign Illinois publisher that produces and distributes 120 sports publications on an annual basis.

      He also serves on the Boards of Umbrella Entertainment, the largest production manager of air shows in the United States; Fifth Media, a technology company in Libertyville, Illinois; and Insight Productions, a designer and importer of custom products based in Naperville, Illinois. He serves on the Business Advisory Board at Miami University in Oxford, Ohio; the Board at Northern Illinois University School of Engineering and Technology, and Loyola Academy, the largest Jesuit High School in the United States. He is a graduate of the Business School at Arizona State University.

      David Beamish. David Beamish has been in sales and marketing for over 18 years. He began his career in the medical sales working for Medline Industries for 5 years. He successfully managed and built a four state territory to over $35 million in sales. In 1987 he left and formed Premier Medical Industries Inc. which he and a partner built to $32 million in sales over eight years. After Premier Medical Industries, Mr. Beamish successfully formed, built and sold five local businesses: Premier Sales Inc. (a linen and textile distributor), Premier Tax and Accounting LLC (an accounting and tax firm), Premier Construction LLC (a small construction firm), Premier Technologies (a computer distributor and internet firm), and Premier Products LLC (a nursing home supply company). Today, Mr. Beamish owns and operates Premier Laundry Technologies LLC ("PLT"), the largest independently owned COG Healthcare Laundry in the Midwest. PLT has three plants and employs over 150 people.

      Robert T. Geras. Mr. Geras has been an active participant in the VC and Angel community in Chicago for over 35 years. In addition to having been an active investor and mentor in many other deals, in 1986 Mr. Geras bought MEDX, Inc. a troubled Rolling Meadows medical equipment company, and in 5 years turned it around and sold it for 26 times his cost. He is a co-founder and the largest shareholder of publicly traded Merge Technologies (MRGE - Nasdaq National Market), the industry leader in eHealth connectivity products for medical imaging and other clinical information, helping to make the "electronic patient record" a reality. Mr. Geras is also a director and/or investor in VideoHomeTours, the premier provider of visual content management and marketing services for large brokerage firms; ShowingTime.com, a complete Internet scheduling and productivity tool for real estate agents; Exadigm, Inc., a company engaged in the development and sale of electronic payment processing equipment

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utilizing wi-fi technology; 20/20 Technologies, LLC, a successful provider of bandwidth and connectivity to the high speed data transmission industry; Arryx, Inc., a nanotechnology company, and Advanced Diamond Technologies, Inc., a synthetic diamond company spun out of Argonne Labs. In addition, Mr. Geras is an investor and/or advisor to Kettle Venture Partners, Chicago Ventures, K-B Partners, Kingsport Capital, Artesian Capital, DuoDesign and is a founding member and a Director of the Illinois Venture Capital Association.

      Mr. Geras was termed "a virtual Renaissance Man of Entrepreneurship" in a David Lundy Chicago Sun-Times interview, "one of the Big Three `old-timer' angels in Chicago" in a cover story by iStreet, and featured on a recent Cover of Crain's Chicago Business. Mr. Geras was given the "Angel of the Year-2002" award by the Chicago Software Association at their Annual CityLIGHTS ceremony.

SENIOR MANAGEMENT - HOLDING COMPANY

      The new senior management team of Capital Growth Systems, Inc. consists of Doug Stukel and Lee Wiskowski as Co-Chief Executive Officers, and Skip Behm as Chief Financial Officer.

      Lee Wiskowski - Co-Chief Executive Officer, Director. Lee Wiskowski was the co-founder of Madison Securities (40-person team) and an early co-founder of Advanced Equities (50-person team), both NASD licensed broker-dealers focusing on emerging growth companies. During his tenure with these two companies, Mr. Wiskowski had significant responsibility in the companies' raising in excess of $125 million and $250 million, respectively, for private and public placements, primarily of high technology companies. Mr. Wiskowski sold his interest to the other principals of Advanced Equities approximately three years ago, and has been engaged in the investment and advisory business since that time through Grander, L.L.C., d/b/a Capital Strategies Group, a privately held advisory and consulting firm engaged in the structuring of public and private financings and more recently, through Momentum Capital LLC, in which he and Douglas Stukel are equal partners. While at Grander, Mr. Wiskowski together with Mr. Stukel, was instrumental in structuring and advising on the Company's acquisition of Nexvu and Frontrunner. Mr. Wiskowski is also a principal in Capital Growth Systems II, Inc., which is under contract to acquire Meandaur, Inc., a leading internet marketing firm.

      Douglas Stukel - Co-Chief Executive Officer, Director. Douglas Stukel is a 50% owner of Momentum Capital, LLC, and worked with Mr. Wiskowski in the Company's acquisition of Nexvu and Frontrunner. Mr. Stukel is the past president of Premier Medical, L.L.C., a distributor of medical supplies based in Joliet, Illinois. Prior to co-founding Premier Holdings, L.L.C., he was the president of Cendant Home Funding. Cendant Home Funding is a residential mortgage company based in Joliet, Illinois, which originated approximately $75,000,000 per year in mortgages. He sold his interest in the company in 2001. In addition, Mr. Stukel is a principal, along with Mr. Wiskowski in Capital Growth Systems II, Inc., which is under contract to acquire Meandaur, Inc.

      Derry "Skip" Behm - Chief Financial Officer. Skip Behm most recently served as vice president of financial planning and control for Spiegel Catalog, a division of the Spiegel Group. He also spent several years as the corporate controller of the Spiegel Group as well as stints in the financial reporting and financial analysis areas. In addition, he has worked at Harrod's Online in London, as their CFO and has over five years of Public Accounting experience with Arthur Andersen. Skip graduated with a Bachelor of Science degree from Illinois State University and is a Certified Public Accountant.

KEY MANAGEMENT OF OPERATING SUBSIDIARIES

      Rory Herriman - President and Chief Technology Officer, Nexvu. Mr. Herriman is the President and Chief Technology Officer of Nexvu Technologies, LLC. Mr. Herriman is the driving force behind

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Nexvu's product vision. Prior to joining Nexvu, he was Senior Director of
Technology Architecture and Engineering at Sears, Roebuck and Company where he defined and executed enterprise wide technology direction in the areas of telecommunications, networking and computing. Prior to joining Sears, Mr. Herriman was a Senior Product Engineer for MCI Telecommunications where he worked with Fortune 500 companies to define and implement global communication infrastructures.

      James Cuppini - President and Chief Executive Officer, Frontrunner. Mr. Cuppini has over 20 years' experience in the telecom industry at top-level management and consulting positions, including executive positions at Centel and Frontier Corporation. He created and implemented turnaround strategies for over 10 separate firms. He has over 10 years' senior management experience specific to telecom IT systems and finance/administration. He was responsible for restructuring Frontrunner to profitability as a business unit of Frontier Corporation, and ultimately taking the company private in 1999. Mr. Cuppini is also president and a majority owner of Soft-serv Incorporated, which provides critical software to Frontrunner. His education includes a CPA degree with focus on taxation, M&A and operational accounting.

      Kevin D. DiPaolo - Senior Vice President Sales, Marketing and Business Development. Mr. DiPaolo has 20 years of technical and business experience, including 10 years' experience in telecommunications networks and CPE both as a Director at Frontier Communications and as a senior manager for Coopers & Lybrand and Price Waterhouse Coopers telecom consulting divisions. He has extensive management and restructuring experience including work on a $300 million pricing and marketing project for BellSouth, and a $1 billion AT&T sales and service channel restructuring. He was project manager for Mr. Cuppini on a corporate-wide business re-engineering of Frontrunner for Frontier Corporation. His education includes a Cornell MBA with general business consulting and corporate strategy focus

NEXVU UPDATE

      Since the implementation of our new sales strategy, Nexvu has closed sales to several new customers including Xpedite, Inc., The Chicago Tribune, EDS, Milliman USA, NCI and Bearing Point. Additionally, the company is extremely excited about the pipeline of new opportunities for the near term and is very pleased with the potential of having second purchase orders from several existing clients. Also during this period, Nexvu has added one additional VAR to its channel program and completed a Technology Alliance partnership with SMARTS(R), an industry leading provider of business service management and root cause analysis solutions. As part of this partnership, SMARTS(R) will have the ability to cross-sell the Nexvu product offerings.

      In October of this year, Nexvu released its Version 2.2 of the Nexvu Analyzer and Nexvu Command Center products. We feel that this is the most feature rich and market competitive release of the product to date. Based largely on the feedback of existing Nexvu customers, this release provides improved ease-of-use for the end-user, easier integration with third-party products and significantly improved scalability and reliability. With this release, Nexvu intends to launch its Remote Managed Service offering. Through Frontrunner's extensive customer base, we believe the opportunity to have at least one or more clients using the service by year end is very likely. Additionally, the Remote Managed Service offering will allow us to penetrate the market more quickly with product and build a recurring revenue stream.

FRONTRUNNER UPDATE

      Frontrunner continues to show progress with both its installed customer base and new customer contracts. Frontrunner has budgeted to operate in a profitable manner on a going-forward basis. In the

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past several months it has had an excellent new order flow, including: (i)
signing a voice-over internet protocol ("VOIP") solution for ITT with respect to approximately 2,300 of its phones, estimated to generate $1.6 million in revenues over the next six months and ongoing maintenance revenues; and (ii) a preliminary three month purchase order for $250,000 from SBC to maintain the Pfizer locations in Kalamazoo, Michigan; if positive, this may lead to a $1.6 million maintenance contract. Frontrunner is in active dialogue with several potential acquisition candidates. We believe that consolidation in Frontrunner's space is more synergistic than in many other industries, due to the ability to perform many maintenance and monitoring services from its current remote location without adding significant overhead or personnel; in addition, many of Frontrunner's competitors lack the VOIP expertise of Frontrunner or a sophisticated NOC (network operations center) such as is maintained by Frontrunner, so that VOIP and NOC services could be offered by certain acquisition candidates to their installed bases with minimal increase in overhead, should Frontrunner be successful in acquiring one or more of its competitors who lack this expertise. With the addition of the Nexvu Analyzer tools, Frontrunner will be able to streamline its VOIP offering considerably, as well as offer a new suite of services to its installed base.

PUBLIC REGISTRATION UPDATE; PUBLIC COMPANY DELAYS DUE TO FRONTRUNNER ACQUISITION

      Enclosed with this letter is a copy of the stock certificate that has been issued to you if you were an investor in our 2004 private placement. We had originally scheduled a shareholder meeting for June 30, 2004, at which time we planned to change the name of the Company to "Nexvu Business Solutions, Inc." and effect certain other corporate transactions and mail you a new certificate with the corrected name. We can mail your current certificate on request, but still believe it will be administratively easier to hold your certificate pending the holding of the meeting as referenced below. We had also filed a registration statement on May 4, 2004 to register the shares of common stock placed in the 2004 offering (as well as certain shares underlying certain warrants), with the expectation of the registration statement being declared effective in approximately September of 2004.

      Shortly prior to the date of the June shareholder meeting, we received back the initial round of comments from the Securities and Exchange Commission whereby it wanted, among other things, certain information to be provided regarding Nexvu to be added to our previously filed Form 10-K. As this came in shortly before the scheduled annual meeting, we chose to postpone the annual meeting until the Form 10-K was updated. This has now been done, and you will be getting notice of the newly scheduled meeting date shortly.

      In addition, prior to the resubmission of our response to the registration statement comments, we went under contract to acquire Frontrunner and expected that the Commission would require updated financial information consolidating our financial statements with those of Frontrunner before the registration statement would be declared effective. Therefore, we have delayed response to the registration statement until the consolidation numbers are completed, which should be done within the next several weeks. We plan to file our response shortly thereafter, and are hopeful that the registration statement will be declared effective in approximately January. We also intend to pursue the automated quotation of our common stock for trading on the OTC Bulletin Board Quotation System, simultaneous with the declaration of effectiveness of the registration statement. While we cannot guarantee the timing of regulatory approvals, we are hopeful that time frame can be achieved.

      In closing, we are very excited about our future and the future of our subsidiaries, Nexvu Technologies and Frontrunner Network Systems Corp. We plan to continue to be aggressive as a management team and Board of Directors. We plan to grow internally as well as through acquisition.

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      We appreciate your continued support in the exciting endeavors set forth in front of us.

                                       Very truly yours,

                                       CAPITAL GROWTH SYSTEMS, INC.

                                       By: /s/ Douglas Stukel, Co-CEO
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                                       By: /s/ Lee Wiskowski, Co-CEO
                                          -------------------------------------

                                      * * *

This letter may contain certain forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are intended to be covered by safe harbors created hereby. Such forward-looking statements involve known and unknown risks, uncertainties (including those risk factors referenced in the Company's filings with the Securities and Exchange Commission), and other factors that may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements of the Company expressed or implied by such forward-looking statements.

933454_3

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